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                                                                     EXHIBIT 1.1


                                5,725,000 Shares

                            Onyx Software Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                January 28, 2002



Wells Fargo Securities, LLC
600 California Street, Suite 1700
San Francisco, California 94104

Ladies and Gentlemen:

     Onyx Software Corporation, a Washington corporation (the "Company"), confirms its agreement (the "Agreement") with Wells Fargo Securities, LLC ("Wells Fargo" or the "Underwriter"), with respect to the issuance and sale by the Company and the purchase by the Underwriter of 5,725,000 shares of the Company's Common Stock (the "Shares"), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of the Company's Common Stock to cover over-allotments, if any. The aforesaid 5,725,000 Shares to be purchased by the Underwriter (the "Initial Securities") and any part of the 600,000 shares of the Company's Common Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     SECTION 1. Representations and Warranties.

     (a) The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter as follows:

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-50428) (the "Initial Registration Statement"), and a Post-Effective Amendment No. 1 thereto, including a final form of base prospectus included in Post-Effective Amendment No. 1 (the "Base Prospectus"), covering the registration of the Securities under the Securities Act of 1933, as amended (the

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"1933 Act"). Promptly after execution and delivery of this Agreement, the
Company will prepare and file a prospectus supplement (the "Prospectus Supplement") in accordance with the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The Initial Registration Statement and Post-Effective Amendment No. 1 thereto are herein collectively called the "Registration Statement." The final form of Base Prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the exhibits and schedules thereto and the documents incorporated by reference therein, and any reference to the terms "amend," "amendment," or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), and any such copy of the Prospectus shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Securities. Copies of the Registration Statement and Prospectus, any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement for the Underwriter and its counsel) have been delivered to the Underwriter and its counsel.

All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or in the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          (ii) The Company meets the requirements for the use of Form S-3 under the 1933 Act. The Registration Statement in the form previously delivered to the Underwriter has become effective under the 1933 Act and is currently effective, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted, threatened or are pending or, to the best knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No other document with respect to the Registration Statement has been filed prior to the date of this Agreement, or transmitted for filing, with the Commission (other than the prospectus filed pursuant to Rule 424(b) in the form previously delivered to the Underwriter).

          (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, when such documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact


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required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the representation and warranty contained in this subsection (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Prospectus.

          (iv) As of the applicable effective date of the Registration Statement and any amendment thereto, as of the applicable filing date of the Prospectus and any amendment or supplement thereto, at the time of the execution and delivery of this Agreement, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and the Prospectus conformed and will conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement and any further amendments or supplements to the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any further amendments or supplements to the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the representation and warranty contained in this subsection (iv) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Prospectus.

          (v) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute, any offering materials in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the 1933 Act and the 1933 Act Regulations.

          (vi) The financial statements included in the Prospectus and the Registration Statement, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, shareholders' equity and consolidated changes in financial position of such entities for the periods specified; such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information


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required to be stated therein. The selected financial data and the summary financial information included in the Prospectus and Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

     The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, fairly present the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Such financial statements (A) comply with the antifraud provisions of the Federal securities laws, (B) describe accurately the controlling principles used to form the basis of their presentation, and (C) omit no material information or, to the extent that any such information is omitted, contain clear and comprehensible explanations of the nature and size of the omissions.

          (vii) The accountants who certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included in or incorporated by reference in the Prospectus and the Registration Statement are, and during the period covered by their reports were, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (viii) Since the respective dates as of which information is given in the Prospectus and the Registration Statement, except as may otherwise be stated therein: (A) there has not been any material adverse change in the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, either individually or considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and those contemplated hereby, which are material with respect to the Company and its subsidiaries, either individually or considered as one enterprise, (C) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, business or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect; and (D) except as disclosed in the Prospectus and the Registration Statement, neither the Company nor any of its subsidiaries has (1) issued any securities (other than issuances of Common Stock and options to purchase Common Stock under the Company's existing stock option, employee stock purchase and similar stock incentive plans and issuances of Common Stock upon the exercise of such options) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations for borrowed money incurred in the ordinary course of business, (2) entered into any material transaction which is required to be disclosed or incorporated by reference in the Registration Statement or the Prospectus and is not so disclosed or incorporated or (3) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.


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          (ix) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Registration Statement and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing (with respect to jurisdictions that recognize such concept) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

          (x) The Company has no "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company's Form 8-K filed February 6, 2001 (File No. 000-25361). Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation, has full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Registration Statement (or, if not so described, as presently conducted), and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and, with the exception of Onyx Software Co., Ltd. (d/b/a Onyx Japan), a Japanese corporation ("Onyx Japan"), is owned, directly or through other subsidiaries of the Company, by the Company; approximately fifty eight percent (58%) of the issued and outstanding capital stock of Onyx Japan is owned, directly or through other subsidiaries of the Company, by the Company. All of the capital stock of each subsidiary of the Company that is owned by the Company, directly or through other subsidiaries of the Company, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

          (xi) The Company and its subsidiaries have good and marketable title to all properties (real and personal) owned by the Company and its subsidiaries, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus and the Registration Statement or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, either individually or considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would reasonably be expected to have a Material Adverse Effect.


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          (xii) The Company has authorized capital stock as described in the
Registration Statement and the Prospectus and had issued and outstanding capital stock as described in the Registration Statement and the Prospectus as of the applicable dates indicated. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (xiii) The statements included in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the stock, and under the captions "Plan of Distribution," "Indemnification of Directors and Officers" and, "Underwriting," other than those statements under the caption "Underwriting" made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus Supplement, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize such terms, laws and documents in all material respects.

          (xiv) This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriter, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (xv) The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, and none of them will be issued in violation of any preemptive or other similar right. The Securities conform in all material respects to the statements relating thereto contained in the Prospectus and the Registration Statement, and such description conforms to the rights set forth in Company's Articles of Incorporation and Bylaws. No holder of the Securities is or will be subject to personal liability solely by reason of being such a holder. The certificates evidencing the Securities are in due and proper legal form and have been duly authorized for issuance by the Company.

          (xvi) Neither the Company nor any of the Company's subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Company's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Company's subsidiaries is subject, except for such defaults, either individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated herein and in the Prospectus and the Registration Statement (including the issuance and sale of the


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Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus and the Registration Statement under the caption "Use of Proceeds") and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach of, or default or Repayment Event (as defined below) under, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the Company's or its subsidiaries' property or assets pursuant to any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which the Company's or any of its subsidiaries' property or assets is subject, (iii) result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or (iv) result in any violation of the provisions of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except, with respect to clauses (i), (ii) and (iv), for such violations, conflicts, defaults, liens, charges and encumbrances as would not reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary, as applicable.

          (xvii) Except as disclosed in the Prospectus and the Registration Statement, the Company and its subsidiaries are conducting their respective businesses in compliance with all laws, rules, regulations, decisions, directives and orders applicable to them, except for such instances of noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or of which any property of the Company or any of its subsidiaries is subject that, either individually or when considered with any other such action, suit, proceeding, inquiry or investigation, (A) is required to be disclosed in the Prospectus and the Registration Statement and is not disclosed therein, (B) would reasonably be expected to result in a Material Adverse Effect or (C) could adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations pursuant to this Agreement.

          (xviii) Each of the agreements filed as an exhibit to the Registration Statement, the Prospectus, the Company's most recent Annual Report on Form 10-K (as amended by Form 10-K/A), the Company's most recent Quarterly Report on Form 10-Q, or the documents incorporated by reference therein has been duly authorized, executed and delivered by the Company and, except for agreements that have terminated or expired by their terms and agreements that have been performed in full, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights. Except as disclosed in the Prospectus and the Registration


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Statement, neither the Company nor any of its subsidiaries, if any such subsidiary is a party, nor, to the best of the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus and the Registration Statement, no default exists, and no event has occurred which, with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or the subsidiary, if the subsidiary is a party thereto, of any other material agreement or instrument to which the Company or the subsidiary is a party or by which it or its properties or business may be bound or affected which default or event, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (xix) There are no contracts or documents which are required to be described in the Prospectus, the Registration Statement or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xx) The Company and its subsidiaries own or possess the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks, trade names, inventions, computer programs, technical data and information and other similar rights and proprietary knowledge (collectively, the "Intellectual Property Rights") material to the conduct of their businesses as now operated by them and as intended to be operated by them, as described in the Prospectus or the Registration Statement; and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect. The description of the Intellectual Property Rights in the Prospectus is correct in all material respects and fairly describes the Company's Intellectual Property Rights. The Intellectual Property Rights currently employed by the Company and its subsidiaries in connection with their business as now operated by them or as proposed to be operated by them, as described in the Prospectus or the Registration Statement, are owned, to the best of the Company's knowledge, free and clear of and without violating any right, claimed rights, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and neither the Company nor any of its subsidiaries is aware of any infringement of or conflict with asserted rights of others with respect to any of the foregoing, except for such instances of infringement or conflict as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, suit, arbitration, or legal, administrative or other proceeding is pending, or to the best knowledge of the Company or any of its subsidiaries, threatened which involves any Intellectual Property Rights, except for such proceedings as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree, and is not party to any contract or agreement, which restricts or impairs the use of any of the Intellectual Property Rights in a manner that would reasonably be expected to have a Material Adverse Effect. No claims have been asserted by any person with respect to the validity of the Company's Intellectual Property Rights, except for claims that have been settled and claims that, either individually or in the aggregate, would not


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reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Company and its subsidiaries, there is no reasonable basis for any such claim to be successful.

          (xxi) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Registration Statement, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii) No filing with, or authorization, approval, consent, license, order, registration, qualification, designation, declaration or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except the registration of the Securities under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required by state securities laws or Blue Sky laws.

          (xxiii) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings, except where the failure to so file and pay any taxes would not reasonably be expected to have a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(vi) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          (xxiv) The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is generally maintained by companies of established repute engaged in the same or similar business and of the same or similar size and complexity. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in any Material Adverse Effect.

          (xxv) The Company and its subsidiaries possess all material permits, licenses,


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approvals, consents and other authorizations (collectively, "Governmental
Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by each of them or proposed to be operated by them as described in the Prospectus and the Registration Statement, except where the failure to possess such Governmental Licenses would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and each subsidiary has fulfilled and performed in all material respects all of its obligations with respect to such Governmental Licenses and, to the best of the Company's knowledge, no event has occurred that allows, or after notice of lapse of time would allow, revocation or termination thereof, or that results in any other material impairment of the rights of the Company or any subsidiary thereunder. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, would result in a Material Adverse Effect.

          (xxvi) To the best of the Company's knowledge, no officer, employee or consultant of the Company is in violation of any prior employee contract or proprietary information agreement with the Company, any other corporation or any other third party. To the best of the Company's knowledge, no executive officer or key employee, or any group of key employees intends to terminate his, her or its employment with the Company, and the Company does not have a present intention to terminate the employment of any of the foregoing. No labor dispute with the employees of the Company or any subsidiary exists or, to the best of the Company's knowledge, has been threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xxvii) The Company and each subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for such instances of noncompliance as would not reasonably be expected to have a Material Adverse Effect. No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each subsidiary would have any liability. The Company and each subsidiary has not incurred and does not expect to incur liability under
(A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxviii) To the Company's knowledge, there is no affiliation or association between any member of the National Association of Securities Dealers, Inc. (the "NASD") and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriter.

          (xxix) No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in or incorporated by reference in the Registration Statement or the Prospectus.

          (xxx) There are no transfer taxes or other similar fees or charges under Federal, state, local or foreign law required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (xxxi) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities.

          (xxxii) Except as described in the Registration Statement and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxxiii) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. Except as described in the Registration Statement and the Prospectus, no person or entity has the right to demand registration of any security of the Company during the period ending 90 days after the date of this Agreement.

          (xxxiv) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

          (xxxv) The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is quoted on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market and the Company has not received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or quotation. The Securities have been duly listed, subject to notice of issuance, for quotation on the Nasdaq National Market.

     (b) Any certificate signed by any duly authorized officer of the Company and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to the Underwriter; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $3.31 per Initial Security, 5,725,000 Shares.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 600,000 Shares at a price of $3.31 per Option Security. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part, but only once, and only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities, upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (the "Date of Delivery") shall be determined by the Underwriter, but shall not be earlier than two full business days nor later than ten full business days after the exercise of said option; provided however, that notwithstanding anything to the contrary in this Section 2(b), the Date of Delivery may be the same as the Closing Time, as hereinafter defined, but shall not, in any event, be prior to the Closing Time.

     (c) Delivery of a certificate for the Initial Securities shall be made at the office of the Underwriter in San Francisco and payment of the purchase price for the Initial Securities shall be made by Wells Fargo to the Company by wire transfer of immediately available funds contemporaneous, against delivery for the account of the Underwriter of a certificate for the Initial Securities, with closing at the offices of Orrick, Herrington & Sutcliffe LLP, 719 Second Avenue, Suite 900, Seattle, Washington 98104, at 10:00 A.M. (Pacific Standard Time), on February 1, 2002, or such other time as may be agreed upon by Wells Fargo and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Wells Fargo and the Company, on each Date of Delivery as specified in the notice from Wells Fargo to the Company.

     Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern Standard Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

     (a) The Company will prepare the Supplemental Prospectus as amended and supplemented in relation to the Securities in a form reasonably approved by the Underwriter and agrees to file such Supplemental Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second business day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b). The Company will make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of determination of the offering price of the Securities and prior to any Date of Delivery for such Shares that shall be reasonably disapproved by the Underwriter or counsel for the Underwriter promptly after reasonable notice thereof. The Company will advise the Underwriter promptly of any such amendment or supplement after any Date of Delivery for such Securities and, for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, will furnish the Underwriter with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document that shall be reasonably disapproved by the Underwriter or counsel for the Underwriter. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, for so long as the delivery of a prospectus is required in connection with the offer or sale of the Securities, and during such same period the Company will advise the Underwriter promptly after it receives notice thereof of the time when any amendment to the

Registration Statement has been filed or becomes effective or any amended prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offer or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, will promptly to obtain the withdrawal of such order. The Company will use its best efforts to prevent the issuance of any stop order.

     (b) The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (c) The Company will furnish the Underwriter with copies of the Prospectus as amended or supplemented in such quantities as the Underwriter may request at 10:00 a.m. Eastern Standard Time on the day immediately following the date of determination of the offering price of the Securities and during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act.

     (d) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that neither the Prospectus or Registration Statement will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will notify the Underwriter and promptly prepare and file with the Commission, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may request.

     (e) The Company will take such action as the Underwriter may request to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of such Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports for as long as may be necessary to complete the distribution of such Securities.

     (f) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act) an earnings statement covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

     (g) The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (h) The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, with respect to any securities with characteristics and terms similar to or convertible into, or exercisable, or exchangeable for, the Securities; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement. The foregoing restrictions shall not apply to (i) the issuance of shares pursuant to the Underwriter pursuant to this Agreement, (ii) the issuance of shares and options to purchase shares pursuant to the Company's existing stock option plans and employee stock purchase plan,
(iii) the issuance of up to 1 million shares or warrants to purchase such shares to lessors in connection with lease termination agreements for the Company's excess facilities, provided that the lessors shall have executed a letter agreement in a form satisfactory to the Underwriter restricting the resale of the shares and/or warrants for a period that is not less than 90 days from the date of this Agreement, and (iv) the sale and issuance of shares to strategic investors or directors or officers of the Company, provided that such investors, directors or officers shall have executed a letter agreement restricting the resale of those shares in the form of Exhibit A.

     (i) The Company has caused each of its officers and directors, other than director Terri Dial, to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, in the form provided by the Underwriter attached hereto as Exhibit A, pursuant to which each such person shall agree, subject to the exceptions described in Exhibit A, not to offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person), directly or indirectly, including participation in the filing of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, with respect to any securities with characteristics and terms similar to or convertible into, or exercisable, or exchangeable for, Securities; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, unless with the prior written consent of the Underwriter.

     (j) The Company will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the 1933 Act or the 1933 Act Regulations, of (i) any Material Adverse Effect or (ii) any new material information relating to the Company or relating to any matter stated in the Prospectus or the Registration Statement which comes to the attention of the Company.

     (k) The Company will cooperate with the Underwriter and use its best efforts to permit the Securities, other than in certificated form, to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

     (l) Prior to the Closing Time, the Company will furnish to the Underwriter, as soon as they have been prepared or are available to the Company, a copy of unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing or incorporated in the Registration Statement and the Prospectus.

     (m) The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Securities, in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

     (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

     (o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     (p) The Company will use the proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and all other expenses incurred in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments or supplements thereto, (ii) the cost of preparing, printing and producing and delivering to the Underwriter of this Agreement any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees, disbursements and expenses of the Company's counsel, accountants and other advisors, (v) all expenses in connection with the qualification of the Securities for offering and sale under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter (not to exceed $5,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing, mailing to the Underwriter and delivery to the Underwriter of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the NASD of the terms of the sale of the Securities and the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, (x) the cost of preparing certificates for the Securities, (xi) and all other costs and expenses incident to the performance of its obligations hereunder and under any over-allotment Options that are not otherwise specifically provided for in this Section 4(a).

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter pursuant to the provisions of Section 5 (other than subsection (h)) or Section 9(a)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriter. It is understood, however, that except as provided in this Section 4 and in Section 6 and Section 7, the Underwriter will pay all of its own costs and expenses, including fees and disbursements of its counsel and any advertising expenses connected with any resales.

     SECTION 5. Conditions of the Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties and other statements of the Company contained in Section 1 hereof, or incorporated by reference into Section 1 hereof, and in certificates of officers of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at and as of the Closing
Time and each Date of Delivery, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information by the Commission shall have been complied with to the Underwriter's reasonable satisfaction;

     (b) Opinions of Counsel for the Company. At the Closing Time, the Underwriter shall have received (i) the opinion of Orrick, Herrington & Sutcliffe LLP in form and substance satisfactory to counsel for the Underwriter, dated as of the Closing Time, addressed to the Underwriter (and stating that it may be relied upon by counsel to the Underwriter), substantially in the form of Exhibit B hereto and (ii) the opinion of Sho Kokusai Law Offices in form and substance satisfactory to counsel for the Underwriter, dated as of the Closing Time, addressed to the Underwriter, substantially in the form of Exhibit C hereto.

     (c) Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriter, with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Registration Statement and the Prospectus and other related matters as the Underwriter may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Washington and the federal law of the United States, upon the opinion of counsel satisfactory to the Underwriter.

     (d) Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer, the President or any Executive Vice President or Senior Vice President of the Company and of the chief financial officer or the chief accounting officer of the Company, dated as of the Closing Time, to the effect that, to his or her knowledge, (i) there has been no such Material Adverse Effect and, as of the Closing Time, no transaction has been entered into by the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) all filings required to have been made pursuant to Rule 424 of the 1933 Act have been made as and when required by such rule, (iv) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time,

(v) he or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment, and (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of such officer, are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young, LLP a letter dated such date, substantially in the form attached hereto as Exhibit A, confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable 1933 Act Regulations and stating that in their opinion the financial statements, notes and schedules examined by them and included or incorporated in the Registration Statement comply in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; and containing such other statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, the related notes and schedules and certain financial and statistical information contained in the Registration Statement and Prospectus.

     (f) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Ernst & Young, LLP a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section.

     (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the determination of the offering price of the Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, where such loss or interference would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of determination of the offering price of the Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of determination of the offering price of the Securities there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development that would reasonably be expected to cause a prospective change, in the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of determination of the offering price of the Securities, the effect of which, in any such case described in Clause (i) or (ii), is in the reasonable judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Securities.

     (h) On or after the date of determination of the offering price of the Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq National Market;
(ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Washington State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Initial Securities or Option Securities or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities.

     (i) No Objection. At the Closing Time the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Approval of Listing. At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (k) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (l) Intellectual Property. On or after the date of determination of the offering price of the Securities, the Company shall not have received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology or know-how which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     (m) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

          (i) Certificates. A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or any Executive Vice President or Senior Vice President of the Company and of the chief financial officer or the chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinions of Counsel for Company. The opinions of Orrick, Herrington & Sutcliffe LLP and Sho Kokusai Law Offices, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) Opinion of Counsel for Underwriter. The opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Ernst & Young, LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by written notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the Registration Statement, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to the third sentence of Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of the Company and the Company's Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Prospectus.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties or any person or persons controlling the respective indemnified parties, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties or controlling person, other than the reasonable costs of investigation; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties or any such controlling person who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be a conflict of interest such that multiple representation would violate the Washington Rules of Professional Conduct or like governing rules, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this
Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body if such settlement, compromise or consent is made without such indemnifying party's prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason held to be unenforceable or is for any reason unavailable to or insufficient to hold harmless an indemnified party to the extent otherwise provided in Section 6 in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount or commission received by the Underwriter, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each officer and director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligations of the Company under Section 6 and this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the 1933 Act; and the obligation of the Underwriter under Section 6 and this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter and payment for the Securities.

     SECTION 9. Termination of Agreement.

     (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect (other than a Material Adverse Effect resulting from the events described in clauses (ii) and (iii) below), or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the Nasdaq National Market has been suspended or limited, or if a material disruption in commercial banking or securities settlement, or clearance services in the United States occurs, or (iv) if a banking moratorium has been declared by Federal, New York or Washington State authorities.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter c/o Wells Fargo Securities, LLC at 600 California Street, Suite 1700, Attention: Lorne Groe, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, Attention: Patrick Schultheis, Esq.; notices to the Company shall be directed to Onyx Software Corporation, 3180 139th Avenue, SE, Suite 500, Bellevue, WA 98005-4091,
Attention: Brian Henry; with a copy to Orrick, Herrington & Sutcliffe, LLP, 719 Second Avenue, Suite 900, Seattle, WA 98104, Attention: Stephen M. Graham and Alan C. Smith.

     SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as provided in the last sentence of this Section 11, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13. HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms. The execution and delivery of this Agreement by the Company and its acceptance, execution and delivery by the Underwriter may be evidenced by an exchange of telecopied or other written communications.

                                       Very truly yours,

                                       ONYX SOFTWARE CORPORATION

                                       By: /s/ Brian C. Henry
                                           -------------------------------------
                                           Name:  Brian C. Henry
                                           Title: Executive Vice-President &
                                                  Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Wells Fargo Securities, LLC

By: /s/ Michael D. Hernandez
    ----------------------------------
    Name:  Michael D. Hernandez
    Title: Co-President and Co-CEO


                                       27